UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2022 (January 6, 2022)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

Members of Humana Inc.’s (the “Company”) senior management team are scheduled to meet with investors and analysts at industry conferences and various other meetings between January 6, 2022 and January 11, 2022. During the conferences and meetings, the Company intends to address its prospects and performance. The Company will not opine on any financial results or expectations for 2021 or 2022 at the meetings beyond those listed below since it is in the process of closing its books for the year ended December 31, 2021. The date and time of presentations to investors are available via the Investor Relations calendar of events on Humana’s website at humana.com.

Full Year 2021 Adjusted EPS Guidance

During the meetings, the Company intends to reaffirm its guidance of approximately $23.67 in diluted earnings per common share (“EPS”), or approximately $20.50 in adjusted earnings per common share (“Adjusted EPS”), in each case for the year ending December 31, 2021 (“FY 2021”). This guidance is consistent with the guidance issued in Humana’s press release dated November 3, 2021 and reaffirmed on December 1, 2021.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company’s ongoing business and operating performance. Consequently, management uses Adjusted EPS as an indicator of the Company’s business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2021 Guidance
GAAP	~$23.67
Amortization of identifiable intangibles	0.39
Gain on Kindred at Home equity method investment	(8.73)
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	3.38
Transaction and integration costs associated with the Kindred at Home acquisition	0.61
Change in fair market value of publicly-traded equity securities	1.18
Adjusted (non-GAAP) – FY 2021 projected	~$20.50

Full-Year 2022 Enrollment Projections

Based on annual election period (“AEP”) growth of approximately 130,000 members, the Company is decreasing its net membership growth estimate for its individual Medicare Advantage products for the year ended December 31, 2022 to a range of 150,000 to 200,000 members from the previous range of 325,000 to 375,000 members. The revised estimate is primarily attributable to higher than anticipated terminations during the AEP, combined with the expectation of higher than originally projected terminations for the remainder of 2022.

In addition, the Company continues to expect group Medicare Advantage membership to be generally flat for 2022, as it does not anticipate any large accounts will be gained or lost as it continues to maintain pricing discipline in a highly competitive market.

For PDP, the Company now estimates a net membership decline of approximately 125,000 members for the year ended December 31, 2022, compared to its previous estimate of a loss of ‘a few hundred thousand members’. The revised estimate is primarily attributable to better than expected sales of the Walmart Value plan and lower than projected Premier plan terminations.

Full Year 2022 Adjusted EPS Guidance Discussion

The Company also intends to reiterate its 2022 Adjusted EPS guidance commentary, as shared on its third quarter 2021 earnings call on November 3, 2021, indicating that its initial Adjusted EPS guidance will target the low end of its long-term growth range of 11 to 15 percent, off of the $21.50 mid-point of its original 2021 Adjusted EPS guide. The Company currently anticipates that COVID will be net neutral to the Medicare Advantage business in 2022. However, the Company’s initial 2022 Adjusted EPS guidance will include an explicit COVID related headwind that it expects to be able to tolerate should it emerge.

The Company plans to host a conference call and announce its financial results for the fourth quarter and year ended December 31, 2021, as well as provide detailed financial guidance for the year ended December 31, 2022, including quantification of the explicit COVID headwind to be included in its initial 2022 Adjusted EPS guide, on Wednesday, February 2, 2022.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller
(Principal Accounting Officer)
Dated: January 6, 2022